                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
    [   ] Preliminary Proxy Statement
    [   ] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


INSTEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
(Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [ X ] No Fee Required
    [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

(1)      Title of class of securities to which transaction applies:  _____
(2)      Aggregate number of securities to which transaction applies:_____
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____
(4)      Proposed maximum aggregate value of transaction:_____
(5)      Total fee paid: _________

    [   ]    Fee paid previously with preliminary materials.
    [   ]    Check box if any part of the fee is offset as provided by
             Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid: _____
(2)      Form, Schedule or Registration Statement No.:_____
(3)      Filing Party:_____
(4)      Date Filed:_____

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 1, 2000

                               ------------------



         The Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, February 1, 2000, at 10:00 A.M., at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina, for the following purposes:

1. To elect three directors of the Company for three-year terms as set forth in the accompanying Proxy Statement.
2. To consider amendments to the 1994 Employee Stock Option Plan which would increase the number of shares authorized for issuance from 750,000 shares to 1,500,000 shares and make certain other revisions as described in the Proxy Statement.
3.       To transact such other business as may be brought before the meeting.

         Shareholders of record at the close of business on December 1, 1999 are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors



                                       Gary D. Kniskern
                                       Secretary



Mount Airy, North Carolina
December 27, 1999


IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY, SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                                 PROXY STATEMENT

                             ----------------------


         This Proxy Statement is being sent to shareholders on or about December 27, 1999, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Insteel Industries, Inc. ("Insteel" or the "Company"), to be held on Tuesday, February 1, 2000, and at any adjournment thereof.

         If no choice is specified, the accompanying proxy will be voted in favor of the three nominees named below to serve as directors of the Company and in favor of the proposal to amend and restate the 1994 Employee Stock Option Plan.

                                     GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in so doing.

         The Board of Directors has fixed December 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On December 1, there were 8,457,226 outstanding shares of Common Stock of the Company, each entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. The affirmative vote of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to amend and restate the 1994 Employee Stock Option Plan. Votes that are withheld and shares held by a broker, as nominee, that are not voted in the election of directors will not be included in determining the number of votes cast. Any shares present but not voted (whether by abstention, broker non-vote or otherwise) will have no effect with regard to the proposal to amend and restate the 1994 Employee Stock Option Plan.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of quorum.

         Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made but the Proxy is properly signed, the shares represented thereby will be voted in favor of electing the nominees for director and approval of the amendment and restatement to the 1994 Employee Stock Option Plan.

         Any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

         Management is not aware that any matters, other than the matters specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be not less than nine nor more than fifteen. The Board of Directors has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

         The Board of Directors has nominated each of the persons named below to serve a three-year term expiring at the 2003 Annual Meeting of Shareholders or until their successors are elected and qualify. The nominees presently serve as directors of the Company. Other directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board of Directors may recommend.


NOMINEES TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003:

         H. O. Woltz III, 43, a son of Howard O. Woltz, Jr., has been employed by the Company and its subsidiaries in various capacities since 1978, and has been a director of the Company since 1986. From 1981 until August 1989, he served as President of Rappahannock Wire Company, a subsidiary of the Company. He served as Vice President of the Company from September 1988 to August 1989, when he was elected President and Chief Operating Officer. He was elected Chief Executive Officer in February 1991. Mr. Woltz also serves as President of Insteel Wire Products Company, the Company's operating subsidiary. Mr.
Woltz serves on the Executive Committee of the Company's Board of Directors.

         Frances H. Johnson, 79, has been a director of the Company since 1982. She and members of her family have been investors in and have served as directors of the Company and its predecessors since 1958. She and members of her family own and manage Johnson Concrete Company, Salisbury, North Carolina (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

         Charles B. Newsome, 62, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company's Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2002:

         W. Allen Rogers, II, 53, has been a director of the Company since 1986, except for a brief time during 1997 and 1998. Mr. Rogers is the President of Rogers & Company, Inc., an investment banking firm organized in 1998 which specializes in mergers and acquisitions. Previously, he served as Managing Director of KPMG BayMark Capital LLC, an investment banking firm, from August 1995 until January 1997 and of KPMG Peat Marwick LLP from January 1997 until April 1998. Prior to August 1995, Mr. Rogers served as Senior Vice President/Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and a member of that firm's board of directors from 1990 to 1995. Mr. Rogers serves on the Executive Compensation Committee of the Company's Board of Directors.

         Gary L. Pechota, 50, has been a director of the Company's Board of Directors since September 1998. Mr. Pechota has served as President, CEO and Chairman of the Board of Giant Cement Holding, Inc. since its inception in April 1994. He has also served as President of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., since January 1993, and as President of Keystone Cement Company since May 1992. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992.

         William J. Shields, 67, has been a director of the Company's Board of Directors since November 1998. Mr. Shields served as Chairman and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 until his retirement in June 1997. Mr. Shields previously served as President and CEO of Co-Steel, Inc. from 1987 until 1995.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2001:

         Howard O. Woltz, Jr., 74, father of H.O. Woltz III, has been employed by the Company and its predecessors in various capacities for more than 40 years and has been a director and Chairman of the Board since 1958 and was President from 1958 to 1968 and from 1974 to 1989. A licensed attorney, Mr. Woltz also served as a Vice President (1950-1988), General Counsel (1951-1988) and a director (1951-1988) of Quality Mills, Inc., which, until its acquisition in 1988 by Russell Corporation, was a publicly held corporation engaged in the business of manufacturing and marketing knit wearing apparel and fabrics. Mr. Woltz serves on the Executive Committee of the Company's Board of Directors.

         C. Richard Vaughn, 60, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970 and President from 1970-1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of Riverside Building Supply, Inc. Mr. Vaughn serves on the Executive Committee and as Chairman of the Executive Compensation Committee of the Company's Board of Directors.

         Louis E. Hannen, 61, a director of the Company since 1995, served Wheat, First Securities, Inc., in Richmond, Virginia, in various capacities from 1975 until his retirement as Senior Vice President in December of 1993. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company in Richmond (1965-1970) and Legg Mason Wood Walker, Inc. in Baltimore (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company's Board of Directors.

PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF 1994 EMPLOYEE STOCK OPTION PLAN

PURPOSE AND OPERATION OF THE 1994 EMPLOYEE STOCK OPTION PLAN

         The 1994 Employee Stock Option Plan (the "Plan") was adopted effective September 23, 1994. The Plan is proposed to be amended and restated to increase the number of shares authorized for issuance under the Plan from 750,000 to 1,500,000 shares and to make certain other revisions, as summarized below. A copy of the form of the Plan, as proposed to be amended and restated, is attached to the Proxy Statement as Exhibit A.

         The purpose of the Plan is to encourage and enable selected key employees of the Company to acquire or increase their holdings of Common Stock in order to promote a closer identification of their interests with those of Insteel and its shareholders, thereby further stimulating efforts to enhance Insteel's efficiency, soundness, profitability, growth and shareholder value.

         This purpose is carried out by granting options to purchase shares of Common Stock to eligible participants. Options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code or nonqualified stock options. The option price of options granted under the Plan is equal to the fair market value per share of the Common Stock on the date of grant. Options have a term of no more than 10 years and generally vest in equal installments over five years. Ten persons qualify as key employees at this time.

         The Plan is administered by the Executive Compensation Committee (the "Committee") of the Board. The Plan has a 10-year term unless earlier terminated by the Board. The Plan may be amended or terminated by the Board at any time, subject to shareholder approval in certain circumstances. As of December 1, 1999, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $8.4375.

PROPOSED AMENDMENTS TO THE PLAN

         On November 22, 1999, the Board approved the amendment and restatement of the Plan, subject to shareholder approval of the terms of the amended and restated Plan. The amendments would increase the number of shares authorized for issuance under the Plan from 750,000 shares to 1,500,000 shares and also make certain other revisions, as summarized below.

         As of December 1, 1999, options for an aggregate of 545,364 shares of Common Stock had been granted under the Plan, and 194,007 shares remained available for the grant of options under the Plan. The Plan provides that the number of shares subject to issuance under the Plan and subject to options may be further adjusted in the event of a change in the outstanding shares of Common Stock as a result of a merger, reorganization, stock dividend, stock split distributable in shares or other similar change in capital structure.

         In addition to the proposed increase in shares available for issuance under the Plan, the amendments would make certain other revisions designed to facilitate Plan administration and further the purposes of the Plan. In particular, the proposed amendments would:

         - Authorize the Board, as well as the Committee, to administer the Plan (collectively referred to as the "Administrator");

         - Give the Administrator discretionary authority to accelerate the exercise of options and provide that options would automatically accelerate in the event of a "change of control" (as defined in the Plan), in addition to the current Plan terms permitting acceleration in the event of an optionee's termination of employment.

         - Provide that options granted on or after February 1, 2000 would terminate immediately upon an optionee's termination of employment for "cause" (as defined in the Plan), unless an individual option agreement provided otherwise.

         - Incorporate certain other changes designed to facilitate Plan administration, such as (1) permitting payment of the option price and tax withholding obligations by share withholding, as well as currently authorized payment methods; (2) authorizing the Administrator to extend, in appropriate circumstances, the post-termination period for exercise; (3) determining the "fair market value" of the Common Stock based on the immediately preceding trading date, rather than the date of grant; (4) revising the definition of "key employee" to potentially include a greater number of employees; and (5) authorizing the Administrator, in its discretion, to permit the transfer by gift of non-qualified stock options.

         In order for the Plan to continue to provide an incentive for qualified individuals to serve or continue service with the Company, to more closely align the interests of such individuals with Insteel's shareholders, and to continue to offer a competitive stock-based compensation program, the Board believes that the number of shares of common stock authorized for issuance should be increased as described herein and that the other terms of the Plan, as proposed to be amended and restated, should be approved by the shareholders. The Board believes that the increase in authorized shares under the Plan also will afford Insteel the flexibility to continue to have shares available for options which may be granted as a result of future acquisitions or other business combinations.

NEW PLAN BENEFITS

         The amount of compensation that will be paid pursuant to the grant of awards under the Plan in the current year to the following persons is not yet determinable due to vesting and other requirements. However, the following table sets forth the number of options that were granted in Fiscal 1999 under the Plan to each of the following:

                         1994 EMPLOYEE STOCK OPTION PLAN


    NAME AND POSITION WITH THE COMPANY                     DOLLAR VALUE($)(1)     NUMBER OF SHARES
    ----------------------------------                     ------------------     ----------------

Howard O. Woltz, Jr., Chairman of the Board                     $ 28,387                21,125
H. O. Woltz, III, President and Chief Executive Officer           42,371                35,067
Gary D. Kniskern, Vice President-Administration and Secretary     21,315                16,172
Michael C. Gazmarian, Chief Financial Officer and Treasurer       23,156                18,907

Executive Officers as a Group                                    115,229                91,271
All Employees as a Group                                         182,957               180,687


(1) The dollar value is based on the difference between the option price of options granted to such individuals and the closing sales price of the Common Stock on the New York Stock Exchange on October 1, 1999 ($9.00).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

         The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Insteel. The provisions of the Internal Revenue Code and related regulations are complicated and their impact in any one case may depend upon the particular circumstances.

         Incentive Stock Options. Incentive stock options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if
(1) the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and (2) the optionee has continuously been an employee of Insteel or a related corporation from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). The Company is not entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired pursuant to exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

         Pursuant to the Code and the Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by Insteel or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option exceeds the foregoing limitation, it will be treated as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Insteel or a related corporation (unless certain requirements are met, including an option price greater than or equal to 110% of the fair market value of the shares and an option period of five years or less).

         Nonqualified Stock Options. If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. Insteel will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of the Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

         Pursuant to the terms of the Plan, the Company will require any recipient of shares of Common Stock pursuant to exercise of an option to pay the Company the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the corporation to such authority for the account of such recipient.

         The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Plan.

                             PRINCIPAL SHAREHOLDERS

         As of December 1, 1999, to the knowledge of management, the only persons beneficially owning more than five percent (5%) of the Company's Common Stock, its only class of voting securities, are as follows:

                                      Amount and Nature of         Percent of
Name and Address of Beneficial Owner  Beneficial Ownership(1)         Class
------------------------------------  -----------------------      ----------

Howard O. Woltz, Jr.                       648,668   (2)(3)            7.6%
  819 Greenhill Road
  Mount Airy, NC

Frances H. Johnson                         684,163    (4)              8.1%
  1235 West Henderson Street
  Salisbury, NC

Johnson Concrete Company                   620,263    (4)              7.2%
  P. O. Box 1037
  Salisbury, NC

Franklin Advisory Services, Inc.           827,000    (5)              9.8%
 777 Mariners Island Boulevard
 San Mateo, CA

Dimensional Fund Advisors                  531,161    (5)              6.3%
 1299 Ocean Avenue
 Santa Monica, CA

Artisan Partners L. P.                     611,200    (5)              7.2%

Shufro, Rose & Co., LLC                    441,100                     5.2%
745 5th Avenue, 26th floor
New York, NY 10151-0108

Heartland Advisors, Inc.                   423,700    (5)              5.0%
790 North Milwaukee Street
Milwaukee, WI  53202
-------------------------------------

(1) Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 1, 1999 upon the exercise of stock options, and with respect to Mr. Woltz, Jr only, pursuant to stock distribution under the Company's Return on Capital Incentive Compensation Plan.

(2) The shares shown as being beneficially owned by Howard O. Woltz, Jr., include 72,919 shares (less than 1%) held by a trust of which Mr. Woltz and a bank are trustees. The trustees share voting and investment power with respect to such shares. The shares shown above include 36,228 shares obtainable by Mr. Woltz within 60 days of December 1, 1999 upon the exercise of stock options and 4,008 shares obtainable by Mr. Woltz within 60 days of December 1, 1999 pursuant to stock distribution under the Company's Return on Capital Incentive Compensation Plan.

(3) Includes 97,136 shares owned by the wife of Howard O. Woltz, Jr., beneficial ownership of which is disclaimed.

(4) Johnson Concrete Company owns of record 620,263 shares of the Company's Common Stock. These shares are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company's Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and her three children. The shares shown above include 10,000 shares obtainable by Mrs. Johnson within 60 days of December 1, 1999 upon the exercise of stock options.

(5)      Updated as of November 13, 1999.



                        SECURITY OWNERSHIP OF MANAGEMENT

         As of December 1, 1999, directors, nominees for director and executive officers of the Company beneficially own shares of the Company's Common Stock as follows:

                              Amount and Nature of Beneficial     Percent of
Name of Individual or Group            Ownership(1)                  Class
---------------------------   -------------------------------     ----------

Louis E. Hannen                          42,385                   Less than 1%

Frances H. Johnson             See "Principal Shareholders."

Charles B. Newsome                       47,349                   Less than 1%

Gary L. Pechota                           7,025                   Less than 1%

W. Allen Rogers, II                      17,023                   Less than 1%

William J. Shields                        5,025                   Less than 1%

C. Richard Vaughn                        20,130                   Less than 1%

Howard O. Woltz, Jr.           See "Principal Shareholders."

H. O. Woltz III                         297,847                       3.5%

Gary D. Kniskern                         41,109                   Less than 1%

Michael C. Gazmarian                     59,650                   Less than 1%

All directors, and executive          1,870,374                      21.5%
officers of the Company as a
group (a total of 11 persons)
--------------------------------------

(1) Except as otherwise indicated, each director, nominee for director and executive officer has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 1, 1999, upon the exercise of stock options as follows: Mr. Hannen, 29,965 shares; Ms. Johnson, 10,000 shares; Mr. Newsome, 10,000 shares; Mr. Pechota, 4,000 shares; Mr. Rogers, 10,000 shares; Mr. Shields, 4,000 shares; Mr. Vaughn, 10,000 shares, Mr. Woltz, Jr., 36,228 shares; Mr. Woltz III, 48,455 shares; Mr. Kniskern, 30,452 shares; and Mr. Gazmarian, 51,882 shares. The numbers shown also include shares obtainable within 60 days of December 1, 1999 pursuant to distribution in Common Stock made under the Company's Return on Capital Incentive Compensation Plan as follows: Mr. Woltz, Jr., 4,008 shares; Mr. Woltz III, 7,648 shares; Mr. Kniskern, 3,541 shares and Mr. Gazmarian, 4,268 shares. The numbers shown also include shares allocated to participants in the Company's Retirement Savings Plan under its matching provisions as follows: Mr. Woltz, Jr., 151 shares; Mr. Woltz III, 1,223 shares; and Mr. Kniskern, 907 shares.


                             EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION COMMITTEE REPORT

         The Company's executive compensation program consists of three principal components: base salaries, annual performance-based compensation as determined through the Company's Return on Capital Incentive Plan, and long-term incentives provided through the Company's 1994 Employee Stock Option Plan. The Company's Board of Directors believes that the executive compensation program should be weighted heavily toward performance-based compensation. The Company believes its policy with respect to base salaries, in combination with its Return on Capital Incentive Compensation Plan and the 1994 Employee Stock Option Plan, fulfills the performance-based compensation objective.


Base Salaries

          The Committee annually reviews various compensation studies and surveys as well as proxy statements of other public companies to establish base salaries. The Company's policy in recent years has been to set base compensation for top management at 70% to 80% of median compensation for similar positions in similar industries. In order to continue to attract and retain accomplished management with the requisite experience to lead the Company, the Committee believes it is necessary to adjust its base salary target closer to the median for similar positions in similar industries. The Committee believes that this policy will enable the Company to recruit new members of management as necessary, retain existing management personnel and avoid administrative disruptions related to compensation inequities that arise when new management employees are recruited.

         With the preceding views in mind, the Committee recommended, and the Board of Directors approved, increases in compensation levels effective February 7, 1999 for the Company's executive officers, including the executives named in the Summary Compensation Table below, to the following levels: Howard O. Woltz, Jr., Chairman of the Board, $161,740; H.O. Woltz III, President and CEO, $301,740; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $160,510; and Gary D. Kniskern, Vice President - Administration and Secretary, $126,740. These recommendations represent a 1% increase for Mr. Woltz, Jr., a 24% increase for Mr. Woltz III, a 21% increase for Mr. Gazmarian, and a 6% increase for Mr. Kniskern. Base salaries paid in fiscal 1999 prior to the February 7, 1999 increase were paid at the lower rates in effect prior to that time.

Annual Incentive Compensation

                  Executive officers participate in the Company's Return on Capital Incentive Compensation Plan that became effective in 1995. The Plan is an incentive bonus plan with bonuses based primarily on improvements in the Company's return on average capital after giving effect to the Company's cost of capital. Under the provisions of the plan, Target Return on Capital ("ROC") is set annually by a formula defined in the plan. ROC is the operating profit remaining after giving effect to the Company's cost of capital and after taxes have been paid.

         The Target Bonus for executive officers of the Company was established at 30% of base compensation under the original terms of the Plan. If the Company's financial performance exceeds the formula based Target Return on Capital, incentive compensation in excess of the Target Bonus may be earned. In the event that incentive compensation in excess of the Target Bonus is earned in a year, the payment to an executive is equal to 100% of his Target Bonus plus one third of the amount earned in excess of the Target Bonus. The balance of the incentive earned in the year is deferred, or "banked," for potential distribution in the future, depending on the future financial performance of the Company. The deferred amounts are "at risk" and the bank balance will decline if future performance falls below levels prescribed by the Plan. If the financial performance of the Company results in a bonus of less than the Target Bonus, but greater than zero, "banked" amounts that are deferred from prior years may be drawn down to supplement the incentive payment for the year. In such case, the total incentive payment to the executive would not exceed his Target Bonus. If the financial performance of the Company results in a negative bonus for the year, deferred amounts that were "banked" in prior years will be reduced. The deferred portion cannot be reduced below zero, but the entire deferred balance remains "at risk" based on the future financial performance of the Company.

         Prior to February 1999, the Target Bonus for executive officers of the Company was 30% of base salary, and the Target Bonus for other management employees at the corporate level was 20% to 30% of base salary. Members of the Company's business unit management team who are responsible for performance in certain of the Company's markets and who are compensated for incentive purposes based on the performance of their respective business units participated in the Plan with a Target Bonus of 25% of base salary. Based on disparate financial performance between the business units, the Company has in recent years faced the prospect that management employees at the business unit level would consistently earn bonuses at levels higher than corporate management employees. Although the Committee believes it is not inappropriate for this result to occur under certain circumstances, the Committee determined that the Target Bonus percentage in effect at that time would potentially serve as a disincentive for the Company's management employees to seek positions of responsibility at the corporate level. Accordingly, the Committee and the Board approved adjustments to the Target Bonus levels in 1999 for the corporate office management employees, including the executive officers of the Company. The revised Target Bonus level for corporate level management employees who are not executive officers of the Company is 35% of base salary and the revised Target Bonus level for executive officers of the Company is 50% of base salary. The Committee believes that the revised levels of Target Bonus are reasonable when compared to the practices of other companies and that the modification was appropriate to provide meaningful incentive compensation opportunities for management. The corporate management employees who participate in the Plan, including the executive officers of the Company, will continue to earn incentive compensation, if any, based on the consolidated financial results of the Company.

         Under current policy, 50% of any distribution to executive officers will be paid in the form of Common Stock of the Company, with the remaining portion paid in cash. The shares that will be distributed in 1999 were purchased by the Company in open market transactions during fiscal 1999. The Company may elect to alter the percentages of the award payable in stock and cash in the future. Amounts earned under the plan by the named executive officers for fiscal 1999, as reflected in the Summary Compensation Table below, are: Howard O. Woltz, Jr., $143,592; H. O. Woltz III, $250,631; Michael C. Gazmarian, $134,431;
and Gary Kniskern, $110,901. Distributions are made in December of each year.

Long-Term Incentive Compensation (Stock Options)

         The Company's 1994 Employee Stock Option Plan currently authorizes the issuance of up to 750,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company upon the exercise of options granted under the plan. Options to purchase 211,475 shares of Common Stock were granted during fiscal 1999. As of December 1, 1999, options to purchase an aggregate of 545,364 shares were outstanding at an average exercise price of $6.92 per share. The shares issuable under the plan have been registered with the Securities and Exchange Commission (the "SEC"). The Company has proposed to increase the number of shares authorized for issuance under the plan from 750,000 shares to 1,500,000 shares and to make certain other plan amendments. See "Proposal 2 - - Amendment and Restatement of 1994 Employee Stock Option Plan" above.

         Under the 1994 Employee Stock Option Plan, as recommended by the Committee and approved by the Board of Directors, top level management personnel, which includes executive officers, receive semi-annual grants of stock options. For fiscal 1999, the Committee approved the grant of stock options to executive officers equal to such number of shares as may be obtained by dividing each officer's annual salary by the fair market value of the Common Stock on the date of grant. Options are granted at an option price equal to fair market value on the date of grant and vest in installments over five years. During 1999, executive officers were granted options as follows: Howard O. Woltz, Jr., 12,323 shares at a per share price of $6.5625, and 8,802 shares at a per share price of $9.1875; H. O. Woltz, III, 18,646 shares at a per share price of $6.5625, and 16,421 shares at a per share price of $9.1875; Michael C. Gazmarian, 10,172 shares at a per share price of $6.5625, and 8,735 shares at a per share price of $9.1875 and Gary D. Kniskern, 9,275 shares at a per share price of $6.5265, and 6,897 shares at a per share price of $9.1875. These stock option grants are also reflected in the Option Grants table, below

1999 CEO Compensation

         During fiscal 1999, the Chief Executive Officer, H. O. Woltz, III, was paid $282,223. In February 1999, the base salary of the Chief Executive Officer was changed from $244,740 to $301,740 as a result of the Company's modification to its base salary policy, as described in the section above entitled "Base Salaries."

         In fiscal 1999 Mr. Woltz received no distributions under the Return on Capital Incentive Compensation Plan. However, Mr. Woltz earned a bonus pursuant to the plan's terms during fiscal year 1999 of $250,631, payable in December 1999. See "Annual Executive Compensation," above.

         Mr. Woltz received a grant of stock options for 35,067 shares of the Company's Common Stock during fiscal 1999 under the 1994 Employee Stock Option Plan. These options were granted under the Company's policy of awarding annual grants to executive officers with a value on the date of grant equal to one times such officer's annual salary. Such options are granted at an option price equal to the fair market value on the date of grant. See "Long-Term Incentive Compensation (Stock Options)," above.

Policy with Respect to the $1 Million Deductible Limit

         Section 162(m) of the Internal Revenue Code (the "Code") generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company's compensation program.

                                   Executive Compensation Committee
                                   C. Richard Vaughn
                                   W. Allen Rogers, II




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         C. Richard Vaughn, a member of the Executive Compensation Committee, is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina. During the last fiscal year, the Company made certain payments to Clark for miscellaneous consulting and construction projects entered into in the normal course of business. The aggregate amount of such payments to Clark did not exceed $60,000. The Company believes that the terms of all transactions with Clark were no less favorable to the Company than transactions with unaffiliated entities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Insteel's directors and officers to report their beneficial ownership of the Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and the Company is required to report in its proxy statement any failure to file by the established dates during the last fiscal year. To Insteel's knowledge, all of these filing requirements were satisfied by the Company's directors and officers during the last fiscal year. In making this statement, Insteel has relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.

SUMMARY COMPENSATION TABLE

         The table below provides information regarding the cash compensation paid by the Company to the named executive officers for services of such persons in all capacities during the fiscal years ended October 2, 1999, October 3, 1998 and September 30, 1997.

                           SUMMARY COMPENSATION TABLE


------------------------------------------------------------------------------------------
                                                                 Long-Term
                                                                Compensation
                                           Annual Compensation     Awards
                                           -------------------   Securities    All Other
                                            Salary    Bonus($)   Underlying   Compensation
Name and Principal Position   Fiscal Year     ($)        (1)     Options(#)      ($)(2)
------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.             1999      161,740    143,592      21,125        4,068
Chairman of the Board            1998      160,000       -         29,615        4,666
                                 1997      160,000       -         13,317        4,239

H. O. Woltz III                  1999      282,223    250,631      35,067        4,302
President and Chief Executive    1998      243,000       -         44,978          301
Officer                          1997      243,000       -         18,805          265

Gary D. Kniskern                 1999      125,525    110,901      16,172        3,734
Vice President-Administration    1998      120,000       -         22,211          625
and Secretary                    1997      114,000       -         10,276          544

Michael C. Gazmarian             1999      166,422    134,431      18,907        4,044
Chief Financial Officer and      1998      133,000       -         24,617          265
Treasurer                        1997      112,000       -         10,143          220

(1) Bonus includes total amount earned based on performance for fiscal year 1999. Under the terms of the Return on Capital Incentive Compensation Plan, additional amounts may be distributed in the future, depending on the financial performance of the Company in subsequent years. See " Executive Compensation - - Executive Compensation Committee Report," above.

(2) Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan, as follows: Mr. Woltz, Jr. $4,068; Mr. Woltz III, $301; Mr. Kinskern, $625; and Mr. Gazmarian, $270 Also includes the amount of Company matching funds paid into the Company's Retirement Savings Plan on behalf of the named executive officers, as follows: as follows: Mr. Woltz, Jr. $0; Mr. Woltz III, $4,000; Mr. Kinskern, $3,109; and Mr. Gazmarian, $3,774.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The table below provides information regarding stock options granted to the named executive officers of the Company during fiscal 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                        Individual Grants
--------------------------------------------------------------------------Potential Realized Value
                    Number of                                                at Assumed Annual
                    Securities    Percent of                               Rates of Stock Price
                    Underlying   Total Options                            Appreciation for Option
                     Options      Granted to     Exercise or                        Term
                    Granted (#)  Employees in    Base Price   Expiration  ------------------------
     Name               (1)       Fiscal Year     ($/Share)      Date      5%($)(2)     10%($)(2)
--------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.  12,323         5.7%          $6.5625     02/08/09     50,858       128,885
                       8,802         4.04%         $9.1875     07/26/09     50,857       128,883


H. O. Woltz III       18,646         8.6%          $6.5625     02/09/09     76,954       195,107
                      16,424         7.6%          $9.1875     07/26/09     94,880       240,444


Gary D. Kniskern       9,275         4.3%          $6.5625     02/09/09     38,279        97,007
                       6,897         3.2%          $9.1875     07/26/09     39,850       100,989


Michael C. Gazmarian  10,172         4.7%          $6.5625     02/09/09     41,981       106,388
                       8,735         4.0%          $9.1875     07/26/09     50,470       127,902

(1) Options are granted at fair market value and become exercisable in five equal annual installments beginning on the date of grant.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The table below provides information regarding stock options exercised during fiscal 1999 and the value of options outstanding at October 2,1999 for all executive officers of the Company:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                            Shares                        Number of Securities              Value of Unexercised in-the-
                           Acquired                      Underlying Unexercised               Money Options at Fiscal
                              on           Value      Options at Fiscal Year-End (#)              Year-End ($)(1)
                           Exercise      Realized    --------------------------------------------------------------------
         Name                 (#)           ($)      Exercisable       Unexercisable       Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.          -              -           36,228            41,416             77,284             96,787
H. O. Woltz III               -              -           48,455            63,982            107,210            145,433
Gary D. Kniskern              -              -           30,452            31,794             62,526             73,111
Michael C. Gazmarian          -              -           51,882            35,372             76,308             79,978

(1) The dollar value is calculated by determining the difference between the fair market value per share of the Common Stock on October 1, 1999 and the option price per share.

 PENSION PLAN

         The Insteel Pension Plan was terminated on August 20, 1998, at which time each participant having a benefit under the plan became fully vested, as specified in the plan. During fiscal 1998, plan assets were converted to cash and invested in money market funds, with the exception of 26,620 shares of Company stock, which were converted to cash in August 1999. Participants and spouses were given the opportunity to elect to receive a lump sum payment or a monthly annuity. Lump sums could be paid to the participant (net of mandatory tax withholdings) or rolled into another qualified plan, such as an Individual Retirement Account or Insteel's 401(k) plan. Annuity contracts were purchased for those electing monthly annuities. Final distribution of plan assets took place in September 1999. Prior to the distribution of assets, the Company made a net contribution to the plan of $63,428, the amount necessary to satisfy all benefit liabilities, in accordance with the terms of the plan and applicable laws.

         The following table presents estimated annual benefits paid from the plan upon normal or delayed retirement to persons in specified remuneration and years of credited service classifications. The amounts shown assume the current maximum Social Security benefit and that an election has been made for benefits to be payable for the employee's life only.


                               PENSION PLAN TABLE

Remuneration($)     Years of Service (including additional 1/6 of a year credit)
---------------     ------------------------------------------------------------
                      15         20           25            30            35


    150,000         27,017     36,018       45,034        54,034        54,034
    200,000         29,030     38,701       48,388        58,059        58,059
    250,000         29,030     38,701       48,388        58,059        58,059
    300,000         29,030     38,701       48,388        58,059        58,059
    350,000         29,030     38,071       43,388        58,059        58,059

         (A)      Compensation covered by the plan

                  Annual compensation used in the determination of the benefits in the above Pension Plan Table was limited to $300,000.

         (B)      Years of credited service are as follows:

                        H. O. Woltz III                        21 years
                        Gary D. Kniskern                       20 years

                  During the fiscal 1999, H. O. Woltz III received $81,000 and Gary D. Kniskern received $95,092, representing total distributions of their pension benefits under the plan. Howard
                  O. Woltz Jr. was paid the balance of his pension benefit during the prior fiscal year.

          (C) Benefits were computed as a straight-life annuity, equal to 0.6% of compensation for each year of creditable service, plus 0.55% of compensation in excess of the current year's covered compensation for each year of creditable service not to exceed 35 years. The current year's covered compensation amount is derived from the Covered Compensation Table and is updated each year for increases in the Social Security taxable wage base. The amount used in calculating the benefits in the Pension Plan Table above is $32,940. This assumes a participant born in 1934 who is retiring at age 65 in 1999.


REMUNERATION OF DIRECTORS

Annual Retainer Awards and Meeting Fees: Each of the Company's nonemployee directors receives an annual retainer award plus reimbursement of expenses incurred as a director. Under a proposal adopted at the 1998 Annual Meeting of Shareholders, the amount of the annual retainer award for each year will be determined by the Board before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next following Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board of Directors following the Annual Meeting of Shareholders at which directors are elected. The annual retainer award paid for 1999 to each nonemployee director was $10,000, 50% of which was paid in Common Stock and 50% of which was paid in cash. Nonemployee members of the Audit and Executive Compensation Committees receive a fee of $500 for each meeting of the respective committee. Nonemployee directors are eligible to receive stock options under the 1994 Director Stock Option Plan (discussed below).

Director Stock Option Plans: The Company's 1994 Director Stock Option Plan permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to nonemployee directors of the Company. The plan provides that, following the close of business of the Company on the date of each annual meeting of shareholders, each nonemployee director will receive an option to purchase 2,000 shares of the Company's Common Stock exercisable at the fair market value of the Common Stock on the date of grant. These options vest in full at the time of grant. The plan also authorizes the board to grant options to nonemployee directors who are appointed or elected to the Board at a time other than at the annual meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 1999, options to purchase 2,000 shares at an exercise price of $6.5625 were granted to each nonemployee director of the Company. Under the plan, each nonemployee director will receive options to purchase 2,000 shares of the Company's Common Stock at the close of business on February 1, 2000. The option price is equal to the fair market value per share of the Common Stock on the date of grant. The shares issuable under the plan have been registered with the SEC.

         On February 7, 1995, the Board of Directors of the Company adopted a nonqualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company's Common Stock at the exercise price of $7.875. The options vest 20% per year beginning February 7, 1995, and the options expire February 7, 2005. The shares issuable under the plan are not registered with the SEC.


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and the Standard & Poor's Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management's opinion that these indices are appropriate measures of the relative performance of the Company's Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company's Common Stock.

         The performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX

                                            Cumulative Total Return
                                    ----------------------------------------
                                    9/94   9/95   9/96   9/97   10/98   9/99
                                    ----   ----   ----   ----   -----   ----

INSTEEL INDUSTRIES, INC.             100     88     83    103     64     125
S&P 500                              100    130    156    219    212     306
S&P MANUFACTURING (DIVERSIFIED)      100    133    172    239    223     338

* 100 INVESTED ON 9/30/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS


         In May 1997, the Company sold the assets of its ICS ("Insteel Construction Systems") division to ICS 3-D Panel Works, Inc. ("ICSPW"), a new corporation organized by the division's management group, for a purchase price of $1,160,833, consisting of a 10% promissory note in the amount of $955,305 due May 30, 2002, payable in installments of $10,000 per month for the first year, $15,000 per month for the second year, and $20,000 per month for the third through the fifth years. In connection with the sale, the Company entered into a 15-year lease with ICSPW of the Georgia facility previously occupied by the ICS division, which provided for lease payments of $13,661 per month. Howard O. Woltz, Jr., Chairman of the Company, is a principal shareholder and member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company's Board of Directors reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that (1) Mr. Woltz's participation was essential to the transaction and would be beneficial to the Company and (2) approval of the transaction was in the best interests of the Company. Based upon the Audit Committee's recommendation, the Board of Directors approved the transaction. In November 1998, a six-month deferral of both the note and lease payments was granted due to ICSPW's slow cash flow. In May 1999, the Company determined that deferral of the payments should be continued. The deferred amount includes interest on the deferred portion of the note accruing from the date of issuance and interest on the deferred lease payments accruing at a rate of 10% per year from the original due dates of each lease payment. The deferred amount, which will continue to accrue interest until paid in full, is scheduled to become due at the end of the applicable scheduled payment period. The Company agreed to the extension of the deferral after consideration of a number of factors, including
(1) that deferral of the note and lease payments may benefit the Company by enhancing ICSPW's long-term prospects for discharging its obligations under the note and the lease; (2) the fully secured nature of the obligation; and (3) CSPW's representations that ICSPW is contemplating a restructuring that would allow payment of the debt in full. As of December 1, 1999, unpaid principal on the promissory note was $895,798. The largest aggregate amount of indebtedness under the promissory note since the beginning of the Company's last fiscal year was $986,072.

         Frances H. Johnson, a director, is President, and along with her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 1999, Johnson Concrete purchased materials from the Company valued at $234,856 ($207,903 for fiscal 1998) for use or resale in their normal course of business.

         Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid pursuant to arms' length transactions with unaffiliated parties.


                              CORPORATE GOVERNANCE

         The Company's Board of Directors held five meetings during fiscal 1999. All directors attended at least 75% of the meetings of the Board of Directors and of all committees on which such director served.

         The Company's Board of Directors does not have a nominating committee. The full Board of Directors performs the functions that a nominating committee might provide. See "Deadline for Shareholder Proposals," below.

         The Board of Directors includes an Audit Committee, comprised of Louis
E. Hannen (Chairman) and Charles B. Newsome. The Audit Committee, which met once during fiscal 1999, recommends to the Board of Directors the selection of independent auditors and approves the nature and scope of services performed by such auditors and reviews the range of fees for such services. This Committee confers with the independent auditors to review the results of the audit and to review the adequacy of the Company's internal auditing, accounting and financial controls. The Committee also assists the Board of Directors with respect to the corporate reporting practices of the Company.

          The Executive Compensation Committee of the Board makes salary recommendations to the Board for executive officers and administers the employee stock option program. This committee is comprised of C. Richard Vaughn (Chairman) and W. Allen Rogers, II. See "Executive Compensation - Executive Compensation Committee Report," above. The Executive Compensation Committee met three times during fiscal 1999.


                              INDEPENDENT AUDITORS

         Arthur Andersen LLP has served as the Company's independent auditors since 1996 and has been approved to serve for fiscal 2000. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its auditors.

         The Company's independent auditors are selected annually by the Board of Directors upon recommendation of the Audit Committee. A representative from Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if it desires to do so and to respond to appropriate questions.

DEADLINE FOR SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company's 2001 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than August 29, 2000. Any shareholder desiring to present a proposal which is not intended to be included in the proxy materials for the Company's 2001 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than September 28, 2000. The Company's Bylaws contain procedures that shareholders must follow in order to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from the Company's Secretary.


                                       By Order of the Board of Directors




                                       Gary D. Kniskern
                                       Secretary

Mount Airy, North Carolina
December 27, 1999

                      [This page left blank intentionally]

                                                                       Exhibit A














                         1994 EMPLOYEE STOCK OPTION PLAN


                                       OF


                            INSTEEL INDUSTRIES, INC.

              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 2000)

                       1994 EMPLOYEE STOCK OPTION PLAN OF
                            INSTEEL INDUSTRIES, INC.
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 2000)


1.       Purpose.

         The purpose of the 1994 Employee Stock Option Plan of Insteel Industries, Inc., as amended and restated (the "Plan"), is to encourage and enable selected key employees of Insteel Industries, Inc. (the "Corporation") to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."

2.       Administration of the Plan.

         (a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by the Executive Compensation Committee of the Board (the "Committee"). Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3. For the purposes herein, the term "Administrator" shall refer to the Board, and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

         (b) Any action of the Administrator may be taken by a written instrument signed by all of the members of the Administrator and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option Price (determined in accordance with Section 6), the Option Period (determined in accordance with Section 7), the time or times when each Option shall be exercisable, and all related terms conditions, restrictions and limitations; (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator also shall have authority, in its discretion, to accelerate the date that any Option which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Option granted to any recipient.

3.       Effective Date; Term of the Plan.

         The effective date of the Plan shall be September 23, 1994. The Plan was amended and restated effective February 1, 2000. Options may be granted under the Plan on or after the effective date, but not after September 22, 2004.

4.       Shares of Common Stock Subject to the Plan.

         The number of shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 1,500,000 shares of authorized but unissued Common Stock. The Corporation hereby reserves sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an Option granted under the Plan. If the option price of an Option is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Options or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Options.

5.       Eligibility.

         An Option may be granted only to an individual who satisfies the following eligibility requirements on the date the Option is granted:

         (a) The individual is a key employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied. Also for this purpose, a "key employee" shall mean an employee of the Corporation or a related corporation whom the Administrator determines qualifies as a key employee based on the nature and extent of such employee's duties, responsibilities, personal capabilities, performance, potential or any combination of such factors.

         (b) With respect to the grant of an Incentive Option, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an Option shall be granted (an "Optionee").

6.       Grant of Options; Option Price.

         Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. In addition, the following provisions shall apply with respect to Options:

         (a) Option Price. The price per share of Common Stock at which an Option may be exercised (the "Option Price") shall be no less than the fair market value per share of the Common Stock on the date the Option is granted, as established by the Administrator and set forth in the terms of the agreement granting the agreement (as provided in Section 10).

                  (i) For the purposes of the Plan, the fair market value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the Option is granted for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                  (ii) In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock options granted by the Corporation or any related corporation with respect to shares of Common Stock having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

         (b) Date of Grant. An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the

Administrator acts to grant the Option or any other date specified by the Administrator as the date of grant of the Option.

7.       Option Period and Limitations on the Right to Exercise Options.

         (a) The period during which an Option may be exercised (the "Option Period") shall be determined by the Administrator when the Option is granted and shall extend from the date on which the Option is granted to a date not more than ten years from the date on which the Option is granted. Subject to the restriction contained in the preceding sentence and as otherwise provided in this Plan, an Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Administrator and set forth in the agreement evidencing such Option, subject to the discretion of the Administrator to accelerate the time or times when Options may be exercised. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate.

         (b) An Option may be exercised by giving written notice to the Administrator or its designee at such time and place as the Administrator shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Optionee at the time of exercise and acceptable to the Administrator; or (iii) in any combination thereof; provided, that the Administrator may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, also permit all or a portion of the purchase price to be paid (A) with funds borrowed from the Corporation pursuant to Section 7(f); (B) with respect to Options granted on or after February 1, 2000, shares of Common Stock withheld upon exercise; (C) by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (D) by a combination of such methods. Shares tendered or withheld in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, which shall be determined in good faith by the Administrator in accordance with Section 6(a)(i) herein.

         (c) No Option shall be exercised unless the Optionee, at the time of exercise, shall have been an employee continuously since the date the Option was granted, subject to the following:

                  (i) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

                  (ii) The employment relationship of an Optionee may, in the discretion of the Administrator, be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, and in any event shall be treated as continuing during such period as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee may, in the discretion of the Administrator, also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. For purposes of this subparagraph (c)(ii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator shall determine whether an Optionee is disabled within the meaning of the Plan, and, if applicable, the date of a participant's termination of employment for any reason (the "termination date").

                  (iii) Unless an individual agreement provides otherwise, if the employment of an Optionee is terminated because of death or disability, the Option may be exercised following such termination only to the extent determined by the Administrator in its discretion; provided that such discretion may include a decision to accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. In any event, the Option must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Optionee's termination date, or (B) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                  (iv) Unless an individual agreement provides otherwise, if the employment of an Optionee is terminated for any reason other than death, disability or, with respect to Options granted on or after February 1, 2000, for "cause" (as such term is defined in Section 7(c)(v)), his Option may be exercised only to the extent determined by the Administrator in its discretion; provided, that such discretion may include a decision to accelerate the date of exercising all or any part of the Option which was not otherwise exercisable on the Optionee's termination date. In any event, the Option must be exercised, if at all, prior to the earlier of: (A) 90 days following the Optionee's termination date, or (B) the close of the Option Period.

                  (v) With respect to Options granted on or after February 1, 2000, unless an individual agreement provides otherwise, if the employment of an Optionee is terminated for "cause," his Option shall terminate and no longer exercisable as of the Optionee's termination date. For purposes of this Section 7(c), an Optionee's termination shall be for "cause" if such termination results from the Optionee's
         (W) termination for "cause" under the terms of the Optionee's employment or other agreement with the Corporation, if any; (X) dishonesty or conviction of a crime; (Y) failure to perform his duties to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

         (d) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a shareholder unless and until certificates for such shares are issued to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee (or his beneficiary) and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of proper notice of exercise and payment of the Option Price.

         (e) Nothing in the Plan shall confer upon the Optionee any right to continue in the employment or service of the Corporation or a related corporation, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Optionee's employment or service at any time.

         (f) If an Optionee shall exercise an Option with funds borrowed from the Corporation, the Optionee shall execute a promissory note in favor of the Corporation for the amount of the Option Price borrowed. The promissory note shall provide for such repayment terms as the Administrator in its discretion shall establish; provided, that the rate of interest in effect under the promissory note shall equal or exceed the rate necessary to prevent application of the unstated interest rules under Section 483 of the Code. In addition, the Optionee shall execute an agreement assigning to the Corporation as security for the promissory note the shares acquired pursuant to the Option. The security agreement shall provide for the shares to be held by the Administrator until the promissory note is repaid in full; provided, that if Optionee shall not have repaid the promissory note in full at the time of his termination of employment with the Corporation, or if he shall otherwise be in default under the terms of such promissory note, the Administrator shall retain the number of shares needed to repay the outstanding balance on such note, and shall deliver a certificate for the remaining shares held by the Administrator to the Optionee.

8.       Nontransferability of Options.

         (a) Incentive Options shall not be transferable other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

         (b) If an Optionee is subject to Section 16 of the Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Administrator, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

9.       Certain Definitions.

         For purposes of the Plan, the following terms shall have the meaning indicated:

         (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

         (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

         (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

         (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

         (e) In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

10.      Stock Option Agreement.

         The grant of any Option under the Plan shall be evidenced by the execution of an agreement (an "Agreement") between the Corporation and the Optionee. Such Agreement shall set forth the date of grant of the Option, the Option Price, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Administrator shall determine which are consistent with the provisions of the Plan and applicable law and regulations.

11.      Restrictions on Shares.

         The Administrator may impose such restrictions on any shares issued pursuant to the exercise of Options granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of the New York Stock Exchange and under any Blue Sky or securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, or take any other action, unless such issuance, delivery, transfer or other action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Administrator may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

12.      Amendment and Termination.

         The Plan and any Option granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) such amendment or termination of an Option shall not, without the consent of a recipient of an Option, adversely affect the rights of the recipient with respect to an outstanding Option.

13.      Withholding.

         The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Option. The Corporation shall require any recipient of an Option payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, with respect to Options granted on or after February 1, 2000, the Corporation may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Option, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

14.      Predecessor Plan.

         As of the effective date of the Plan, no further options shall be granted under the 1985 Insteel Industries, Inc. Employee Incentive Stock Option Plan, as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options granted prior to the effective date under the Predecessor Plan.

15.      Section 16(b) Compliance.

         It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3 (or successor rules applicable to the Plan). Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to Section 16 of the Act without so restricting, limiting or conditioning the Plan with respect to other participants.

16.      Applicable Law.

         Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

17.      Change of Control.

         (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a change of control (as defined in Section 17(c) herein), all options outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

         (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Administrator may, in its sole and absolute discretion, determine that any or all options granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as options granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the

Administrator authorized to make the determinations provided for in this Section 17(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

         (c) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest of the following dates:

                  (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

                  (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                  (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

         (For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

         IN WITNESS WHEREOF, this Employee Stock Option Plan, as amended and restated, has been executed in behalf of the Corporation as of the 1st day of February, 2000.

                                       INSTEEL INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                          Chief Executive Officer

Attest:


---------------------------------
Secretary

[Corporate Seal]

PROXY

                            INSTEEL INDUSTRIES, INC.
              1373 Boggs Drive - Mount Airy, North Carolina 27030

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                February 1, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. Howard O. Woltz, Jr. and H. O. Woltz III, and each of them, are hereby appointed as agents and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock held by the undersigned at the Annual Meeting of Shareholders to be held on Tuesday, February 1, 2000, and at any adjournment thereof, as follows:

(1) ELECTION OF THREE DIRECTORS

    [ ] VOTE FOR all nominees listed     [ ] WITHHOLD AUTHORITY to vote for all
        (except as marked to the             nominees listed.
         contrary).

        Nominees: H.O. Woltz III, Frances H. Johnson, Charles B. Newsome

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name

(2) Approval of the proposal to amend and restate the 1994 Employee Stock Option Plan to increase the number of shares authorized for issuance under the plan and make certain other revisions as described in the Proxy Statement enclosed herewith.

    [ ] VOTE FOR PROPOSAL        [ ] VOTE AGAINST PROPOSAL       [ ] ABSTAIN

 PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SEE OTHER SIDE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO AMEND AND RESTATE THE 1994 EMPLOYEE STOCK OPTION PLAN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE AGENTS APPOINTED HEREIN.

Dated:
       --------------------------------           ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                            SIGNATURES

                                                  NOTE: Please date and sign
                                                  exactly as the name appears
                                                  hereon. If stock is registered
                                                  in more than one name, each
                                                  holder should sign.

               IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.